Exhibit 99.2

AMENDED AND RESTATED SECURITY AGREEMENT

This Amended and Restated Security Agreement (the “Agreement”) is dated as of December 5, 2006, by and among Unified Western Grocers, Inc., a California corporation (the “Borrower”), and the other parties executing this Agreement under the heading “Debtors” (the Borrower and such other parties, along with any parties who execute and deliver to the Agent an agreement substantially in the form attached hereto as Schedule C, being hereinafter referred to collectively as the “Debtors” and individually as a “Debtor”), each with its mailing address as set forth in Section 13(b) below, and Bank of Montreal, a chartered bank of Canada acting through its Chicago branch (“BMO”), with its mailing address as set forth in Section 13(b) below, as successor to Harris Trust and Savings Bank, now known as Harris N.A. (“Harris”), acting as administrative agent hereunder for the Secured Creditors hereinafter identified and defined (BMO acting as such administrative agent and any successor or successors to BMO acting in such capacity being hereinafter referred to as the “Agent”).

PRELIMINARY STATEMENTS

A. The Borrower and Harris, individually and as Agent, are parties to a Credit Agreement dated as of December 5, 2003 (such Credit Agreement, as the same has been, now is being, and may from time to time hereafter be amended or modified, including amendments and restatements thereof in its entirety, being hereinafter referred to as the “Prior Credit Agreement”), pursuant to which Harris and other banks and financial institutions and letter of credit issuers from time to time party to the Credit Agreement (Harris, in its individual capacity, and such other banks, financial institutions and letter of credit issuers being hereinafter referred to collectively as the “Prior Lenders” and individually as a “Prior Lender”) agreed, subject to certain terms and conditions, to extend credit and make certain other financial accommodations available to the Borrower.

B. The indebtedness, obligations, and liabilities of the Borrower arising under or otherwise relating to the Credit Agreement, together with Hedging Liability of the Borrower and certain of its affiliates, is currently secured by, among other things, certain personal property of the Debtors pursuant to that certain Security Agreement dated as of December 5, 2003, by and among the Borrower, the other Debtors, and Harris (the “Prior Security Agreement”).

C. The Borrower, BMO, and Harris have entered into an Amended and Restated Credit Agreement dated as of December 5, 2006 (such Amended and Restated Credit Agreement, as the same may be amended or modified from time to time, including further amendments and restatements thereof in its entirety, being referred to herein as the “Credit Agreement”) pursuant to which (i) Harris has resigned as agent thereunder and BMO has been appointed as successor agent and (ii) various financial institutions and letter of credit issuers from time to time party to the Credit Agreement (such financial institutions being hereinafter referred to collectively as the “Lenders” and individually as a “Lender” and such letter of credit issuers being hereinafter referred to collectively as the “L/C Issuers” and individually as a “L/C Issuer”) have agreed to amend and restate the Prior Credit Agreement and, subject to certain terms and conditions, extend credit and make certain other financial accommodations available to the Borrower (the

Agent, the L/C Issuers and the Lenders, together with affiliates of the Lenders with respect to Hedging Liability and Funds Transfer and Deposit Account Liability referred to below, being hereinafter referred to collectively as the “Secured Creditors” and individually as a “Secured Creditor”).

D. In addition, one or more of the Debtors may from time to time be liable to the Lenders and/or their affiliates with respect to Funds Transfer and Deposit Account Liability and Hedging Liability (as such terms are defined in the Credit Agreement).

E. As a condition to extending credit to the Borrower under the Credit Agreement, the Secured Creditors have required, among other things, that each Debtor grant to the Agent for the benefit of the Secured Creditors a lien on and security interest in the personal property of such Debtor described herein subject to the terms and conditions hereof and, in connection therewith, amend and restate the Prior Security Agreement pursuant to this Agreement.

NOW, THEREFORE, for good and valuable consideration, receipt whereof is hereby acknowledged, the parties hereto hereby agree that upon the satisfaction of all conditions precedent to the effectiveness of the Credit Agreement, the Existing Security Agreement and all schedules and exhibits thereto shall be, and hereby are, amended and as so amended shall be restated in their entirety to read as follows:

Section 1. Terms Defined in Credit Agreement. Except as otherwise provided in Section 2 below, all capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement. The terms “Debtor” and “Debtors” as used herein shall mean and include the Debtors collectively and also each individually.

Section 2. Grant of Security Interest in the Collateral. As collateral security for the Secured Obligations defined below, each Debtor hereby grants to the Agent for the benefit of the Secured Creditors a lien on and security interest in, and acknowledges and agrees that the Agent has and shall continue to have for the benefit of the Secured Creditors a continuing lien on and security interest in, all right, title, and interest in and to certain personal property of each Debtor, whether now owned or existing or hereafter created, acquired or arising identified below:

(a) all Receivables (the term “Receivables” means (i) all rights to payment for Inventory sold or leased or for services rendered, whether or not earned by performance and whether evidenced by an Account, Chattel Paper, Instrument, General Intangible, or otherwise, (ii) all accounts receivable of Debtor (including, without limitation, under any trade name, style or division thereof) arising out of the sale or lease of goods or for services rendered, (iii) all rights in, to and under all purchase orders or receipts for goods or services, and all rights to any goods represented by any of the foregoing (including, without limitation, unpaid seller’s rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (iv) all monies due or to become due under all purchase orders and contracts for the sale of goods or the performance of services or both (whether or not yet earned by performance), and (v) all collateral security and guaranties of any kind given by any Person with respect to any of the foregoing; provided, however, that Receivables that constitute Proceeds of the John Hancock Collateral shall not be Collateral or constitute Receivables for purposes hereof);

(b) all Inventory and all Documents evidencing rights in Inventory;

(c) all supporting evidence and documents directly relating to any of the above-described property, including, without limitation, computer programs, disks, tapes and related electronic data processing media, and all rights of such Debtor to retrieve the same from third parties, written applications, credit information, account cards, payment records, correspondence, delivery and installation certificates, invoice copies, delivery receipts, notes and other evidences of indebtedness, insurance certificates and the like, together with all books of account, ledgers, and cabinets in which the same are reflected or maintained;

(d) Proceeds of the foregoing (including without limitation any Proceeds that are evidenced by any Account, Chattel Paper or any Instrument, or that consist of Supporting Obligations and Letter of Credit Rights) and products of the foregoing, and all insurance maintained in respect of the foregoing and the proceeds of any such insurance.

All of the property described in clauses (a) through (d) above is referred to herein as the “Collateral”. All capitalized terms which are used in this Agreement which are defined in the Uniform Commercial Code of the State of Illinois as in effect from time to time (“UCC”) shall have the same meanings herein as such terms are defined in the UCC, unless this Agreement shall otherwise specifically provide.

Section 3. Secured Obligations. This Agreement is made and given to secure, and shall secure, the prompt payment and performance when due of (a) any and all indebtedness, obligations, and liabilities of the Debtors, and of any of them individually, to the Secured Creditors, and to any of them individually, under or in connection with or evidenced by the Credit Agreement or any other Loan Documents, including, without limitation, all obligations evidenced by the Notes of the Borrower heretofore or hereafter issued under the Credit Agreement, all obligations of the Borrower to reimburse the Secured Creditors for the amount of all drawings on all Letters of Credit issued pursuant to the Credit Agreement and all other obligations of the Borrower under all Applications for Letters of Credit, all obligations of the Debtors, and of any of them individually, with respect to any Hedging Liability and any Funds Transfer and Deposit Account Liability, all obligations of the Debtors, and of any of them individually, and all obligations of the Debtors, and of any of them individually, arising under any guaranty issued by it relating to the foregoing or any part thereof, in each case whether now existing or hereafter arising (and whether arising before or after the filing of a petition in bankruptcy and including all interest accrued after the petition date), due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired and (b) any and all reasonable expenses and charges, legal or otherwise, suffered or incurred by the Secured Creditors, and any of them individually, in collecting or enforcing any of such indebtedness, obligations, and liabilities or in realizing on or protecting or preserving any security therefor, including, without limitation, the lien and security interest granted hereby (all of the indebtedness, obligations, liabilities, expenses, and charges described above being hereinafter referred to as the “Secured Obligations”); provided that, notwithstanding anything in this Agreement to the contrary, all rights of the Secured Creditors hereunder shall be exercised by the Agent at the direction of the Lenders and the other Secured Creditors (as provided for in the Credit Agreement). Notwithstanding anything in this Agreement to the contrary, the right of recovery against any Debtor under this Agreement (other than the Borrower to which this limitation shall not apply) shall not exceed $1.00 less than the lowest amount which would render such Debtor’s obligations under this Agreement void or voidable under applicable law, including fraudulent conveyance law.

Section 4. Covenants, Agreements, Representations and Warranties. Each Debtor hereby covenants and agrees with, and represents and warrants to, the Secured Creditors that:

(a) Each Debtor is the sole and lawful owner of its Collateral.

(b) As of the date hereof, each Debtor’s respective chief executive office is at the location listed under Column 2 on Schedule A attached hereto opposite such Debtor’s name. The Collateral is and shall remain in such Debtor’s possession or control at the locations identified on Schedule A-1 (collectively with any “Permitted New Collateral Locations” as defined below, the “Permitted Collateral Locations”), except for (i) Collateral which in the ordinary course of the Debtor’s business is in transit to or between Permitted Collateral Locations, and (ii) Collateral aggregating less than $10,000,000 in fair market value outstanding at any one time. If for any reason any Collateral is at any time kept or located at a location other than a Permitted Collateral Location, the Agent shall nevertheless have and retain a lien on and security interest therein. The Debtors own and shall continue to own the Permitted Collateral Locations except to the extent otherwise disclosed under Columns 2 and 3 on Schedule A. No Debtor shall move its chief executive office at a location other than those specified under Column 2 on Schedule A or permit any Collateral (other than Collateral aggregating less than $10,000,000 in fair market value outstanding at any one time) to be located at a location other than a Permitted Collateral Location, in each case without first providing the Agent at least 5 days prior written notice of the Debtor’s intent to do so; provided that each Debtor shall at all times maintain its chief executive office, places of business, and Permitted Collateral Locations in the United States of America and such Debtor shall have taken all action reasonably requested by the Agent to maintain the lien and security interest of the Agent in the Collateral at all times fully perfected and in full force and effect. To the extent that the relevant Debtor has taken all actions reasonably requested by the Agent to maintain the lien and security interest of the Agent in the Collateral at all times fully perfected and in full force and effect in respect of any location at which Collateral will be located, then such location (a “New Permitted Collateral Location”) shall thereafter be deemed to be a Permitted Collateral Location.

(c) As of the date hereof, each Debtor’s legal name, jurisdiction of organization and organizational number (if any) are correctly set forth under Column 1 on Schedule A of this Agreement. No Debtor has transacted business at any time during the immediately preceding five-year period, and does not currently transact business, under any other legal names or trade names other than the prior legal names and trade names (if any) set forth on Schedule B attached hereto. No Debtor shall change its jurisdiction of organization without giving the Agent 30 days prior written notice of such change, provided that no Debtor shall change its jurisdiction of organization to a jurisdiction other than the United States of America, any State of the United States of America or the District of Columbia without the Agent’s prior written consent. No Debtor shall change its legal name or transact business under any other trade name without first giving 30 days’ prior written notice of its intent to do so to the Agent.

(d) The Collateral and every part thereof is and shall be free and clear of all security interests, liens (including, without limitation, mechanics’, laborers’ and statutory liens), attachments, levies, and encumbrances of every kind, nature, and description and whether voluntary or involuntary, except for the lien and security interest of the Agent therein and other Liens permitted by Section 8.8 of the Credit Agreement (herein, the “Permitted Liens”). Each Debtor shall defend the Collateral against any claims and demands of all persons at any time claiming the same or any interest in the Collateral adverse to any of the Secured Creditors, except for (i) such claims and demands against Collateral that individually or in the aggregate has a fair market value of less than $10,000,000, and (ii) claims and demands against Collateral or any portion thereof involving disputes which are in an amount which is less than $10,000,000.

(e) Each Debtor will promptly pay when due all taxes, assessments, and governmental charges and levies upon or against it or its Collateral, in each case before the same become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith by appropriate proceedings which prevent attachment of any lien resulting therefrom to, foreclosure on or other realization upon any Collateral and preclude interference with the operation of its business in the ordinary course and such Debtor shall have established adequate reserves therefor.

(f) Each Debtor agrees it will not waste or destroy the Collateral or any part thereof and will not be negligent in the care or use of any Collateral. Each Debtor agrees that the use, manufacture, sale and distribution of the Collateral will be in material compliance with all applicable statutes, ordinances and other governmental requirements. Each Debtor will perform in all material respects its obligations under any contract or other agreement constituting part of the Collateral under which the payment obligations owing to the Debtors exceed $10,000,000 at any time, it being understood and agreed that the Secured Creditors have no responsibility to perform such obligations.

(g) Subject to Sections 5(c), 6(a), 7(b) and 7(c) hereof and the terms of the Credit Agreement (including, without limitation, Sections 8.8 and 8.10 thereof), each Debtor agrees it will not, without the Agent’s prior written consent, sell, assign, mortgage, lease, or otherwise dispose of the Collateral or any interest therein.

(h) Each Debtor will insure its Collateral consisting of tangible personal property against such risks and hazards as other companies similarly situated insure against, and including in any event loss or damage by fire, theft, burglary, pilferage, and loss in transit, in amounts and under policies containing loss payable clauses to the Agent as its interest may appear (and, if the Agent requests, naming the Agent as additional insured therein) by insurers reasonably acceptable to the Agent. All premiums on such insurance shall be paid by the Debtors and the policies of such insurance (or certificates therefor) delivered to the Agent. All insurance required hereby shall provide that any loss shall be payable notwithstanding any act or negligence of the relevant Debtor, shall provide that no cancellation thereof shall be effective until at least 30 days after receipt by the relevant Debtor and the Agent of written notice thereof, and shall be reasonably satisfactory to the Agent in all other respects. In case of any material loss, damage to or destruction of the Collateral or any part thereof, the relevant Debtor shall promptly give written notice thereof to the Agent generally describing the nature and extent of such damage or destruction. In the event any Debtor or the Agent shall receive any proceeds of insurance on any Collateral in an aggregate amount in excess of $10,000,000, such Debtor shall immediately pay over such proceeds of insurance to the Agent which will thereafter be applied to the reduction of the Secured Obligations (whether or not then due) but without any reduction in the Lenders’ commitments to extend credit under the Credit Agreement. In the event any Debtor or the Agent shall receive any proceeds of insurance on any Collateral in an aggregate amount that is less than $10,000,000, such Debtor shall be entitled to retain such proceeds so long as no Event of Default shall have occurred and be continuing, provided that if an Event of Default shall have occurred and be continuing such Debtor shall immediately pay over such proceeds of insurance to the Agent which will thereafter be applied to the reduction of the Secured Obligations as provided in the Credit Agreement. Each Debtor hereby authorizes the Agent, at the Agent’s option, to adjust, compromise, and settle any losses under any insurance afforded at any time after the occurrence and during the continuation of any Event of Default, and such Debtor does hereby irrevocably constitute the Agent, its officers, agents, and attorneys, as such Debtor’s attorneys-in-fact, with full power and authority after the occurrence and during the continuation of any Event of Default to effect such adjustment, compromise, and/or settlement and to endorse any drafts drawn by an insurer of the Collateral or any part thereof and to do everything necessary to carry out such purposes and to receive and receipt for any unearned premiums due under policies of such insurance. Unless the Agent elects to adjust, compromise or settle losses as aforesaid, any adjustment, compromise, and/or settlement of any losses under any insurance shall be made by the relevant Debtor subject to final approval of the Agent (regardless of whether or not an Event of Default shall have occurred) in the case of losses exceeding $10,000,000. All insurance proceeds shall be subject to the lien and security interest of the Agent hereunder.

UNLESS THE DEBTORS PROVIDE THE AGENT WITH EVIDENCE OF THE INSURANCE COVERAGE REQUIRED BY THIS AGREEMENT, THE AGENT MAY PURCHASE INSURANCE AT THE DEBTORS’ EXPENSE TO PROTECT THE AGENT’S INTERESTS IN THE COLLATERAL. THIS INSURANCE MAY, BUT NEED NOT, PROTECT ANY DEBTOR’S INTERESTS IN THE COLLATERAL. THE COVERAGE PURCHASED BY THE AGENT MAY NOT PAY ANY CLAIMS THAT ANY DEBTOR MAKES OR ANY CLAIM THAT IS MADE AGAINST SUCH DEBTOR IN CONNECTION WITH THE COLLATERAL. THE DEBTORS MAY LATER CANCEL ANY SUCH INSURANCE PURCHASED BY THE AGENT, BUT ONLY AFTER PROVIDING THE AGENT WITH EVIDENCE THAT THE DEBTORS HAVE OBTAINED INSURANCE AS REQUIRED BY THIS

AGREEMENT. IF THE AGENT PURCHASES INSURANCE FOR THE COLLATERAL, THE DEBTORS WILL BE RESPONSIBLE FOR THE COSTS OF THAT INSURANCE, INCLUDING INTEREST AND ANY OTHER CHARGES THAT THE AGENT MAY IMPOSE IN CONNECTION WITH THE PLACEMENT OF THE INSURANCE, UNTIL THE EFFECTIVE DATE OF THE CANCELLATION OR EXPIRATION OF THE INSURANCE. THE COSTS OF THE INSURANCE MAY BE ADDED TO THE SECURED OBLIGATIONS SECURED HEREBY. THE COSTS OF THE INSURANCE MAY BE MORE THAN THE COST OF INSURANCE THE DEBTORS MAY BE ABLE TO OBTAIN ON THEIR OWN.

(i) If any Collateral is in the possession or control of any agents or processors of a Debtor and the Agent so requests, such Debtor agrees to notify such agents or processors in writing of the Agent’s lien and security interest therein and instruct them to hold all such Collateral for the Agent’s account and subject to the Agent’s instructions. Each Debtor will, upon the request of the Agent, authorize and instruct all bailees and any other parties, if any, at any time processing, labeling, packaging, holding, storing, shipping or transferring all or any part of the Collateral to permit the Secured Creditors and their respective representatives to examine and inspect any of the Collateral then in such party’s possession and to verify from such party’s own books and records any information concerning the Collateral or any part thereof which the Secured Creditors or their respective representatives may seek to verify. As to any premises not owned by a Debtor wherein any of the Collateral is located, if any, such Debtor shall, upon the Agent’s request, use reasonable efforts to cause each party having any right, title or interest in, or lien on, any of such premises to enter into an agreement (any such agreement to contain a legal description of such premises) whereby such party disclaims any right, title, and interest in and lien on the Collateral, allows the removal of such Collateral by the Agent or its agents or representatives, and otherwise is in form and substance reasonably acceptable to the Agent.

(j) Upon the Agent’s request during the existence of an Event of Default, each Debtor agrees from time to time to deliver to the Agent such evidence of the existence, identity, and location of its Collateral and of its availability as collateral security pursuant hereto (including, without limitation, schedules describing all Receivables created or acquired by such Debtor, copies of customer invoices or the equivalent and original shipping or delivery receipts for all merchandise and other goods sold or leased or services rendered by it, together with such Debtor’s warranty of the genuineness thereof, and reports stating the book value of its Inventory by major category and location), in each case as the Agent may reasonably request. During the existence of an Event of Default, the Agent shall have the right to verify all or any part of the Collateral in any manner, and through any medium, which the Agent in good faith considers appropriate and reasonable, and each Debtor agrees to furnish all assistance and information, and perform any acts, which the Agent may reasonably require in connection therewith.

(k) Each Debtor agrees to execute and deliver to the Agent such further agreements, assignments, instruments, and documents, and to do all such other things, as the Agent may reasonably deem necessary or appropriate to assure the Agent its lien and security interest hereunder, including, without limitation, such control agreements with respect to electronic Chattel Paper, and to cause the relevant issuers to execute and deliver such control agreements, as the Agent may from time to time reasonably require. Each Debtor hereby authorizes the Agent to file any and all financing statements covering the Collateral or any part thereof as the Agent may require. The Agent may order lien searches from time to time against any Debtor and the Collateral, and the Debtors shall promptly reimburse the Agent for all reasonable costs and expenses incurred in connection with such lien searches. In the event for any reason the law of any jurisdiction other than Illinois becomes or is applicable to the Collateral or any part thereof, or to any of the Secured Obligations, each Debtor agrees to execute and deliver all such agreements, assignments, instruments, and documents and to do all such other things as the Agent deems necessary or appropriate to preserve, protect, and enforce the security interest of the Agent under the law of such other jurisdiction. Each Debtor agrees to mark its books and records to reflect the lien and security interest of the Agent in the Collateral.

(l) On failure of any Debtor to perform any of the covenants and agreements herein contained, the Agent may, at its option, perform the same and in so doing may expend such sums as the Agent deems advisable in the performance thereof, including, without limitation, the payment of any insurance premiums, the payment of any taxes, liens, and encumbrances, expenditures made in defending against any adverse claims, and all other expenditures which the Agent may be compelled to make by operation of law or which the Agent may make by agreement or otherwise for the protection of the security hereof. All such sums and amounts so expended shall be repayable by the Debtors upon demand, shall constitute additional Secured Obligations secured hereunder, and shall bear interest from the date said amounts are expended at the rate per annum (computed on the basis of a year of 360 days for the actual number of days elapsed) determined by adding 2.0% per annum to the Base Rate from time to time in effect plus the Applicable Margin from time to time in effect for Base Rate Loans under the Revolving Credit, with any change in such rate per annum as so determined by reason of a change in such Base Rate to be effective on the date of such change in said Base Rate (such rate per annum as so determined being hereinafter referred to as the “Default Rate”). No such performance of any covenant or agreement by the Agent on behalf of a Debtor, and no such advancement or expenditure therefor, shall relieve any Debtor of any default under the terms of this Agreement or in any way obligate any Secured Creditor to take any further or future action with respect thereto. The Agent, in making any payment hereby authorized, may do so according to any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien or title or claim. The Agent, in performing any act hereunder, shall be the sole judge of whether the relevant Debtor is required to perform the same under the terms of this Agreement. The Agent is hereby authorized to charge any account of any Debtor maintained with any Secured Creditor for the amount of such sums and amounts so expended.

Section 5. Special Provisions Re: Receivables. (a) As of the time any Receivable owned by a Debtor becomes subject to the security interest provided for hereby, and at all times thereafter, such Debtor shall be deemed to have warranted as to each such Receivable that all warranties of such Debtor set forth in this Agreement are true and correct with respect to such Receivable in all material respects; that such Receivable and all papers and documents relating thereto are genuine and in all respects what they purport to be; that such Receivable is valid and subsisting; that the amount of such Receivable represented as owing is the correct amount actually and unconditionally owing, except for normal cash discounts on normal trade terms in the ordinary course of business; and, except as disclosed to the Agent in writing at or prior to the time such Receivable is created, that no surety bond was required or given in connection with such Receivable or the contracts or purchase orders out of which the same arose.

(b) If any Receivable arises out of a contract with the United States of America, or any state or political subdivision thereof, or any department, agency or instrumentality of any of the foregoing, each Debtor agrees to promptly so notify the Agent and, at the request of the Agent or the Secured Creditors during the existence of an Event of Default, execute whatever instruments and documents are required by the Agent in order that such Receivable shall be assigned to the Agent and that proper notice of such assignment shall be given under the federal Assignment of Claims Act (or any successor statute) or any similar state or local statute, as the case may be.

(c) Any merchandise or other goods which are returned by a customer or account debtor or otherwise recovered may be resold by a Debtor in the ordinary course of its business as presently conducted in accordance with Section 7(b) hereof; provided that during the existence and continuation of any Event of Default, such merchandise and other goods shall be set aside at the request of the Agent and held by the relevant Debtor as trustee for the Secured Creditors and shall remain part of the Secured Creditors’ Collateral. The Debtors may settle and adjust disputes and claims with their customers and account debtors, handle returns and recoveries, and grant discounts, credits, and allowances in the ordinary course of its business as presently conducted for amounts and on terms which the relevant Debtor in good faith considers advisable; provided that during the existence and continuation of any Event of Default, at the Agent’s request, the Debtors shall notify the Agent promptly of all returns and recoveries and, on the Agent’s request, deliver any such merchandise or other goods to the Agent. During the existence of any Event of Default, at the Agent’s request, the Debtors shall also notify the Agent promptly of all material disputes and claims and settle or adjust them at no expense to the Agent, but no discount, credit or allowance other than on normal trade terms in the ordinary course of business as presently conducted shall be granted to any customer or account debtor and no returns of merchandise or other goods shall be accepted by any Debtor without the Agent’s consent. The Agent may, at all times during the existence of any Event of Default, settle or adjust disputes and claims directly with customers or account debtors for amounts and upon terms which the Agent considers advisable.

(d) To the extent any Receivable or other item of Collateral is evidenced by an Instrument or tangible Chattel Paper, each Debtor shall cause such Instrument or tangible Chattel Paper to be pledged and delivered to the Agent; provided, however, that, prior to the existence of an Event of Default (and thereafter until otherwise required by the Agent), the Debtors shall not be required to deliver any such Instruments or tangible Chattel Paper unless the aggregate unpaid principal balance of all such Instruments and tangible Chattel Paper held by the Debtors and not delivered to the Agent hereunder is greater than $5,000,000 at any one time outstanding.

Section 6. Collection of Receivables. (a) Except as otherwise provided in this Agreement, each Debtor shall make collection of its Receivables and may use the same to carry on its business in accordance with sound business practice and otherwise subject to the terms hereof.

(b) Upon the occurrence of any Event of Default, whether or not the Secured Party has exercised any or all of its rights under other provisions of this Section 6, in the event the Secured Party requests the Debtors to do so:

(i) all Instruments and tangible Chattel Paper at any time constituting part of the Receivables (including any postdated checks) shall, upon receipt by such Debtor, be immediately endorsed to and deposited with Agent; and/or

(ii) each Debtor shall instruct all customers and account debtors to remit all payments in respect of Receivables or any other Collateral to a lockbox or lockboxes under the sole custody and control of the Agent and which are maintained at one or more post offices selected by the Agent.

(c) Upon the occurrence and during the continuation of any Event of Default, whether or not the Agent has exercised any of its other rights under the other provisions of this Section 6, the Agent or its designee may notify the relevant Debtor’s customers and account debtors at any time that Receivables have been assigned to the Agent or of the Agent’s security interest therein, and either in its own name, or such Debtor’s name, or both, demand, collect (including, without limitation, through a lockbox analogous to that described in Section 6(b)(ii) hereof), receive, receipt for, sue for, compound and give acquittance for any or all amounts due or to become due on Receivables, and in the Agent’s discretion file any claim or take any other action or proceeding which the Agent may deem necessary or appropriate to protect and realize upon the security interest of the Agent in the Receivables or any other Collateral.

(d) Any proceeds of Receivables or other Collateral transmitted to or otherwise received by the Agent pursuant to any of the provisions of Sections 6(b) or 6(c) hereof may be handled and administered by the Agent in and through a remittance account or accounts maintained at the Agent or by the Agent at a commercial bank or banks selected by the Agent (collectively the “Depositary Banks” and individually a “Depositary Bank”), and each Debtor acknowledges that the maintenance of such remittance accounts by the Agent is solely for the Agent’s convenience and that the Debtors do not have any right, title or interest in such remittance accounts or any amounts at any time standing to the credit thereof. The Agent may, after the occurrence and during the continuation of any Event of Default, apply all or any part of any proceeds of Receivables or other Collateral received by it from any source to the payment of the Secured Obligations (whether or not then due and payable), such applications to be made in such amounts, in such manner and order, and at such intervals as the Agent may from time to time in its discretion determine, but not less often than once each week. The Agent need not apply or give credit for any item included in proceeds of Receivables or other Collateral until the Depositary Bank has received final payment therefor at its office in cash or final solvent credits current at the site of deposit acceptable to the Agent and the Depositary Bank as such. However, if the Agent does permit credit to be given for any item prior to a Depositary Bank receiving final payment therefor and such Depositary Bank fails to receive such final payment or an item is charged back to the Agent or any Depositary Bank for any reason, the Agent may at its election in either instance charge the amount of such item back against any such remittance accounts or any Deposit Account of any Debtor subject to the lien and security interest of this Agreement, together with interest thereon at the Default Rate. Concurrently with each transmission of any proceeds of Receivables or other Collateral to any such remittance account, upon the Agent’s request, the relevant Debtor shall furnish the Agent with a report in such form as Agent shall reasonably require identifying the particular Receivable or such other Collateral from which the same arises or relates. Unless and until an Event of Default has occurred and is continuing, the Agent will release proceeds of Collateral which the Agent has not applied to the Secured Obligations as provided above from the remittance account from time to time after receipt thereof. Each Debtor hereby indemnifies the Secured Creditors from and against all liabilities, damages, losses, actions, claims, judgments, and all reasonable costs, expenses, charges, and attorneys’ fees suffered or incurred by any Secured Creditor because of the maintenance of the foregoing arrangements; provided, however, that no Debtor shall be required to indemnify any Secured Creditor for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the person seeking to be indemnified. The Secured Creditors shall have no liability or responsibility to any Debtor for the Agent or any Depositary Bank accepting any check, draft or other order for payment of money bearing the legend “payment in full” or words of similar import or any other restrictive legend or endorsement whatsoever or be responsible for determining the correctness of any remittance.

Section 7. Special Provisions Re: Inventory. (a) Each Debtor shall at its own cost and expense maintain, keep, and preserve its Inventory in good and merchantable condition.

(b) Each Debtor may, until an Event of Default has occurred and is continuing and thereafter until otherwise notified by the Agent, use, consume, sell, and lease the Inventory in the ordinary course of its business, but a sale in the ordinary course of business shall not under any circumstance include any transfer or sale in satisfaction, partial or complete, of a debt in an amount in excess of $10,000,000 owing by such Debtor.

(c) As of the time any Inventory of a Debtor becomes subject to the security interest provided for hereby and at all times thereafter, such Debtor shall be deemed to have warranted as to any and all of such Inventory that all warranties of such Debtor set forth in this Agreement are true and correct with respect to such Inventory; and that all of such Inventory is located at a location set forth pursuant to Section 4(b) hereof or in transit to or from such a location. Each Debtor agrees that the aggregate value of all Inventory placed on consignment with others will not exceed $2,500,000 at any time unless (x) such Debtor shall have timely complied with Section 9-324 of the UCC and (y) the Agent has received written acknowledgment from the consignee of the Agent’s prior lien.

(d) If any of the Inventory is at any time evidenced by a document of title, at the Agent’s request such document shall be promptly delivered by the relevant Debtor to the Agent; provided, however, that, prior to the existence of an Event of Default (and thereafter until otherwise required by the Agent), the Debtors shall not be required to deliver any such document unless the aggregate fair market value of all goods subject to all such documents held by the Debtors and not delivered to the Agent hereunder is greater than $5,000,000 at any one time outstanding.

Section 8. Power of Attorney. In addition to any other powers of attorney contained herein, each Debtor hereby appoints the Agent, its nominee, or any other person whom the Agent may designate as such Debtor’s attorney-in-fact, with full power and authority, but effective only upon the occurrence and during the continuation of any Event of Default, to: (a) sign such Debtor’s name on verifications of Receivables and other Collateral; (b) to send requests for verification of Collateral to such Debtor’s customers, account debtors, and other obligors; to endorse such Debtor’s name on any checks, notes, acceptances, money orders, drafts, and any other forms of payment or security that may come into the Agent’s possession; (c) to endorse the Collateral in blank or to the order of the Agent or its nominee; to sign such Debtor’s name on any invoice or bill of lading relating to any Collateral, on claims to enforce collection of any Collateral, on notices to and drafts against customers and account debtors and other obligors, on schedules and assignments of Collateral, on notices of assignment and on public records; to notify the post office authorities to change the address for delivery of such Debtor’s mail to an address designated by the Agent; (d) to receive and open all mail addressed to such Debtor and to extract remittances therefrom (provided that the Agent shall cause the prompt delivery of such mail to the Debtors); and (e) to do all things necessary to carry out this Agreement. Each Debtor hereby agrees that neither the Agent nor any such attorney will be liable for any acts or omissions nor for any error of judgment or mistake of fact or law other than such person’s gross negligence or willful misconduct. The foregoing power of attorney, being coupled with an interest, are irrevocable until the Secured Obligations have been fully paid and satisfied and the commitments of the Lenders to extend credit to or for the account of the Borrower under the Credit Agreement have expired or otherwise terminated.

Section 9. Events of Default and Remedies. (a) The occurrence of any event or the existence of any condition which is specified as an “Event of Default” under the Credit Agreement shall constitute an “Event of Default” hereunder.

(b) Upon the occurrence and during the continuation of any Event of Default, the Agent shall have, in addition to all other rights provided herein or by law, the rights and remedies of a secured party under the UCC (regardless of whether the UCC is the law of the jurisdiction where the rights or remedies are asserted and regardless of whether the UCC applies to the affected Collateral), and further the Agent may, without demand and, to the extent permitted by applicable law, without advertisement, notice, hearing or process of law, all of which each Debtor hereby waives to the extent permitted by applicable law, at any time or times, sell and deliver any or all Collateral held by or for it at public or private sale, at any securities exchange or broker’s board or at the Agent’s office or elsewhere, for cash, upon credit or otherwise, at such prices and upon such terms as the Agent deems advisable, in its discretion. In the exercise of any such remedies, the Agent may sell the Collateral as a unit even though the sales price thereof may be in excess of the amount remaining unpaid on the Secured Obligations. Also, if less than all the Collateral is sold, the Agent shall have no duty to marshal or apportion the part of the Collateral so sold as between the Debtors, or any of them, but may sell and deliver any or all of the Collateral without regard to which of the Debtors are the owners thereof. In addition to all other sums due any Secured Creditor hereunder, each Debtor shall pay the Secured Creditors all reasonable costs and expenses incurred by the Secured Creditors, including reasonable attorneys’ fees and court costs, in obtaining, liquidating or enforcing payment of Collateral or the Secured Obligations or in the prosecution or defense of any action or proceeding by or against any Secured Creditor or any Debtor concerning any matter arising out of or connected with this Agreement or the Collateral or the Secured Obligations, including, without limitation, any of the foregoing arising in, arising under or related to a case under the United States Bankruptcy Code (or any successor statute). Any requirement of reasonable notice shall be met if such notice is personally served on or mailed, postage prepaid, to the Debtors in accordance with Section 13(b) hereof at least 10 days before the time of sale or other event giving rise to the requirement of such notice. The Agent shall not be obligated to make any sale or other disposition of the Collateral regardless of notice having been given. Any Secured Creditor may be the purchaser at any such sale. Each Debtor hereby waives all of its rights of redemption from any such sale. The Agent may postpone or cause the postponement of the sale of all or any portion of the Collateral by announcement at the time and place of such sale, and such sale may, without further notice, be made at the time and place to which the sale was postponed or the Agent may further postpone such sale by announcement made at such time and place. The Agent has no obligation to prepare the Collateral for sale. The Agent may sell or otherwise dispose of the Collateral without giving any warranties as to the Collateral or any part thereof, including disclaimers of any warranties of title or the like, and each Debtor acknowledges and agrees that the absence of such warranties shall not render the disposition commercially unreasonable.

(c) Without in any way limiting the foregoing, upon the occurrence and during the continuation of any Event of Default hereunder, in addition to all other rights provided herein or by law, (i) the Agent shall have the right to take physical possession of any and all of the Collateral and anything found therein, the right for that purpose to enter without legal process any premises where the Collateral may be found (provided such entry be done lawfully), and the right to maintain such possession on the relevant Debtor’s premises or to remove the Collateral or any part thereof to such other places as the Agent may desire and (ii) each Debtor shall, upon the Agent’s demand, promptly assemble the Collateral and make it available to the Agent at a place reasonably designated by the Agent. If the Agent exercises its right to take possession of the Collateral, each Debtor shall also at its expense perform any and all other steps reasonably requested by the Agent to preserve and protect the security interest hereby granted in the Collateral, such as placing and maintaining signs indicating the security interest of the Agent, appointing overseers for the Collateral and maintaining Collateral records.

(d) The powers conferred upon the Secured Creditors hereunder are solely to protect their interest in the Collateral and shall not impose on them any duty to exercise such powers. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession or control if such Collateral is accorded treatment substantially equivalent to that which the Agent accords its own property, consisting of similar type assets. This Agreement constitutes an assignment of rights only and not an assignment of any duties or obligations of the Debtors in any way related to the Collateral, and the Agent shall have no duty or obligation to discharge any such duty or obligation. Neither any Secured Creditor nor any party acting as attorney for any Secured Creditor shall be liable for any acts or omissions or for any error of judgment or mistake of fact or law other than such person’s gross negligence or willful misconduct.

(e) Failure by the Agent to exercise any right, remedy or option under this Agreement or any other agreement between any Debtor and the Agent or provided by law, or delay by the Agent in exercising the same, shall not operate as a waiver; and no waiver shall be effective unless it is in writing, signed by the party against whom such waiver is sought to be enforced and then only to the extent specifically stated. The rights and remedies of the Secured Creditors under this Agreement shall be cumulative and not exclusive of any other right or remedy which any Secured Creditor may have. For purposes of this Agreement, an Event of Default shall be construed as continuing after its occurrence until the same is waived in writing by the Agent.

Section 10. Application of Proceeds. The proceeds and avails of the Collateral at any time received by the Agent upon the occurrence and during the continuation of any Event of Default shall, when received by the Agent in cash or its equivalent, be applied by the Agent in reduction of, or held as collateral security for, the Secured Obligations in accordance with the terms of the Credit Agreement. The Debtors shall remain liable to the Secured Creditors for any deficiency. Any surplus remaining after the full payment and satisfaction of the Secured Obligations shall be returned to the Borrower, as agent for the Debtors, or to the persons lawfully entitled thereto.

Section 11. Continuing Agreement. This Agreement shall be a continuing agreement in every respect and shall remain in full force and effect until all of the Secured Obligations, both for principal and interest, have been fully paid and satisfied and the commitments of the Lenders to extend credit to or for the account of the Borrower under the Credit Agreement have expired or otherwise terminated; provided that from and after the termination in full of the Commitments, the cancellation or expiration of all Letters of Credit issued pursuant to the Credit Agreement and the repayment of all Loans, Reimbursement Obligations and all fees and other non-contingent amounts payable under the Credit Agreement, no Contingent Obligations which may survive such termination and repayment shall entitle the Agent or the Lenders to retain the Collateral or the liens or security interests granted hereunder therein. Upon such termination of this Agreement, the Agent shall, upon the request and at the expense of the Debtors, forthwith release its liens and security interests hereunder.

Section 12. The Agent. In acting under or by virtue of this Agreement, the Agent shall be entitled to all the rights, authority, privileges, and immunities provided in the Credit Agreement, all of which provisions of said Credit Agreement (including, without limitation, Section 11 thereof) are incorporated by reference herein with the same force and effect as if set forth herein in their entirety. The Agent hereby disclaims any representation or warranty to the Secured Creditors or any other holders of the Secured Obligations concerning the perfection of the liens and security interests granted hereunder or in the value of any of the Collateral.

Section 13. Miscellaneous. (a) This Agreement cannot be changed or terminated orally. This Agreement shall create a continuing lien on and security interest in the Collateral and shall be binding upon each Debtor, its successors and assigns and shall inure, together with the rights and remedies of the Secured Creditors hereunder, to the benefit of the Secured Creditors and their successors and permitted assigns; provided, however, that no Debtor may assign its rights or delegate its duties hereunder without the Agent’s prior written consent. Without limiting the generality of the foregoing, and subject to the provisions of the Credit Agreement, any Lender may assign or otherwise transfer any indebtedness held by it secured by this Agreement to any other person, and such other person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise.

(b) Except as otherwise specified herein, all notices hereunder shall be in writing (including, without limitation, notice by telecopy) and shall be given to the relevant party at its address or telecopier number set forth below (or, if no such address is set forth below, at the address of the relevant Debtor as shown on the records of the Agent), or such other address or telecopier number as such party may hereafter specify by notice to the other given by United States certified or registered mail, by telecopy or by other telecommunication device capable of creating a written record of such notice and its receipt. Notices hereunder shall be addressed:

to the Debtors at:		to the Agent at:

Unified Western Grocers, Inc.		Bank of Montreal, Chicago Branch
5200 Sheila Street		115 South LaSalle Street
Commerce, California 90040		Chicago, Illinois 60603
Attention:	Chief Financial Officer	Attention:	Food Group
Telephone:	(323) 264-5200	Telephone:	(312) 461-3776
Telecopy:	(323) 265-4162	Telecopy:	(312) 765-8095

Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section and a confirmation of such telecopy has been received by the sender, (ii) if given by mail, five (5) days after such communication is deposited in the mail, certified or registered with return receipt requested, addressed as aforesaid or (iii) if given by any other means, when delivered at the addresses specified in this Section.

(c) In the event and to the extent that any provision hereof shall be deemed to be invalid or unenforceable by reason of the operation of any law or by reason of the interpretation placed thereon by any court, this Agreement shall to such extent be construed as not containing such provision, but only as to such jurisdictions where such law or interpretation is operative, and the invalidity or unenforceability of such provision shall not affect the validity of any remaining provisions hereof, and any and all other provisions hereof which are otherwise lawful and valid shall remain in full force and effect. Without limiting the generality of the foregoing, in the event that this Agreement shall be deemed to be invalid or otherwise unenforceable with respect to any Debtor, such invalidity or unenforceability shall not affect the validity of this Agreement with respect to the other Debtors.

(d) The lien and security interest herein created and provided for stand as direct and primary security for the Secured Obligations of the Borrower arising under or otherwise relating to the Credit Agreement as well as for the other Secured Obligations secured hereby. No application of any sums received by the Secured Creditors in respect of the Collateral or any disposition thereof to the reduction of the Secured Obligations or any part thereof shall in any manner entitle any Debtor to any right, title or interest in or to the Secured Obligations or any collateral or security therefor, whether by subrogation or otherwise, unless and until all Secured

Obligations have been fully paid and satisfied and all commitments to extend credit to or for the account of the Borrower under the Credit Agreement have expired or otherwise terminated. Each Debtor acknowledges and agrees that the lien and security interest hereby created and provided are absolute and unconditional and shall not in any manner be affected or impaired by any acts of omissions whatsoever of any Secured Creditor or any other holder of any Secured Obligations, and without limiting the generality of the foregoing, the lien and security interest hereof shall not be impaired by any acceptance by any Secured Creditor or any other holder of any Secured Obligations of any other security for or guarantors upon any of the Secured Obligations or by any failure, neglect or omission on the part of any Secured Creditor or any other holder of any of the Secured Obligations to realize upon or protect any of the Secured Obligations or any collateral or security therefor. The lien and security interest hereof shall not in any manner be impaired or affected by (and the Secured Creditors, without notice to anyone, are hereby authorized to make from time to time) any sale, pledge, surrender, compromise, settlement, release, renewal, extension, indulgence, alteration, substitution, exchange, change in, modification or disposition of any of the Secured Obligations or of any collateral or security therefor, or of any guaranty thereof, or of any instrument or agreement setting forth the terms and conditions pertaining to any of the foregoing. The Secured Creditors may at their discretion at any time grant credit to the Borrower without notice to the other Debtors in such amounts and on such terms as the Secured Creditors may elect without in any manner impairing the lien and security interest created and provided for. In order to realize hereon and to exercise the rights granted the Secured Creditors hereunder and under applicable law, there shall be no obligation on the part of any Secured Creditor or any other holder of any Secured Obligations at any time to first resort for payment to the Borrower or any other Debtor or to any guaranty of the Secured Obligations or any portion thereof or to resort to any other collateral, security, property, liens or any other rights or remedies whatsoever, and the Secured Creditors shall have the right to enforce this Agreement against any Debtor or its Collateral irrespective of whether or not other proceedings or steps seeking resort to or realization upon or from any of the foregoing are pending.

(e) In the event the Secured Creditors shall at any time in their discretion permit (or as contemplated by the Credit Agreement) a substitution of Debtors hereunder or a party shall wish to become a Debtor hereunder, such substituted or additional Debtor shall, upon executing an agreement in the form attached hereto as Schedule C, become a party hereto and be bound by all the terms and conditions hereof to the same extent as though such Debtor had originally executed this Agreement and, in the case of a substitution, in lieu of the Debtor being replaced. Any such agreement shall contain information as to such Debtor necessary to update Schedules A and B hereto with respect to it. No such substitution shall be effective absent the written consent of the Agent nor shall it in any manner affect the obligations of the other Debtors hereunder.

(f) This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterpart signature pages, each constituting an original, but all together one and the same instrument.

(g) This Agreement shall be deemed to have been made in the State of Illinois and shall be governed by, and construed in accordance with, the internal laws of the State of Illinois. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of any provision hereof.

(h) Each Debtor hereby submits to the non-exclusive jurisdiction of the United States District Court for the Northern District of Illinois and of any Illinois state court sitting in the City of Chicago, Illinois, for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each Debtor irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient form. Each Debtor and, by accepting the benefits of this Agreement, each Secured Creditor hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

(i) This Agreement amends and restates the Prior Security Agreement in its entirety. Nothing herein contained shall in any manner affect or impair the liens and security interest created and provided for by the Prior Security Agreement as to the indebtedness which would be secured thereby prior to giving effect to the amendment and restatement thereof pursuant to this Agreement or otherwise constitute a novation.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, each Debtor has caused this Amended and Restated Security Agreement to be duly executed and delivered as of the date first above written.

“DEBTORS”

UNIFIED WESTERN GROCERS, INC.,
GROCERS DEVELOPMENT CENTER, INC.,
CROWN GROCERS, INC., and
MARKET CENTRE

By	/s/ CHRISTINE NEAL
Name	Christine Neal
Title	Vice President, Treasurer

Accepted and agreed to in Chicago, Illinois, as of the date first above written.

BANK OF MONTREAL, CHICAGO BRANCH, , as Agent

By	/s/ C. SCOTT PLACE
Name	C. Scott Place
Title	Director

[Signature Page to Amended and Restated Security Agreement]

SCHEDULE A

LOCATIONS

COLUMN 1	COLUMN 2	COLUMN 3
NAME OF DEBTOR (AND STATE OF ORGANIZATION AND ORGANIZATIONAL REGISTRATION NUMBER)	CHIEF EXECUTIVE OFFICE (AND NAME OF RECORD OWNER OF SUCH LOCATION)	ADDITIONAL PLACES OF BUSINESS AND COLLATERAL LOCATIONS (AND NAME OF RECORD OWNER OF SUCH LOCATIONS)

Unified Western Grocers, Inc. California 0113703	5200 Sheila Street Commerce, California 90040 Borrower	6433 S.E. Lake Road Portland, OR 97222 Borrower

Grocers Development Center, Inc. California 1170417	5200 Sheila Street Commerce, California 90040 Borrower	6433 S.E. Lake Road Portland, OR 97222 Borrower

Market Centre California 1034351	5200 Sheila Street Commerce, California 90040 Borrower	6433 S.E. Lake Road Portland, OR 97222 Borrower

Crown Grocers, Inc. California 1605461	5200 Sheila Street Commerce, California 90040 Borrower	6433 S.E. Lake Road Portland, OR 97222 Borrower

[See also Schedule A-1]

SCHEDULE A-1

PERMITTED COLLATERAL LOCATIONS

Bakery Division 457 East Martin Luther King Boulevard Los Angeles, CA 90011	Stockton Frozen/Deli Distribution Office 2000 Wilcox Road Stockton, CA 95215

Commerce Headquarters 5200 Sheila Street Commerce, CA 90040	GGMC Warehouse/Fresno 1888 South East Avenue Fresno, CA 93721

Commerce Distribution Center 5300 Sheila Street Commerce, CA 90040	Stockton Distribution Center 1990 Piccoli Road Stockton, CA 95215

Dairy Products Division 3626 11th Avenue Los Angeles, CA 90018	Premier Packaging 14422 Best Avenue Santa Fe Springs, CA 90670

Ice Cream Warehouse 12801 Excelsior Drive Santa Fe Springs, CA 90670	Coast Pacific 1604 Tillie Lewis Stockton, CA 95206

Meat & Service Deli Division 14120 Gannett Street, Suite 107 Santa Fe Springs, CA 90670	Coast Pacific 1520 E. Mission Blvd., Suite B Ontario, CA 91761

Product Recovery/Reprographics 2500 S. Atlantic Avenue Commerce, CA 90040	Coast Pacific 2205 51st Avenue East, Suite 303 Fife, WA 98424

Reserve Inventory Warehouse 2500 S. Atlantic Avenue Commerce, CA 90040	Portland Distribution Center 6433 SE Lake Road Portland, OR 97222

Santa Fe Springs Warehouse 15015 Valley View Avenue Santa Fe Springs, CA 90670	GSC/Gourmet Specialties 21001 Cabot Blvd. Hayward, CA 94545

General Cold Storage 8457 S. Eastern Avenue Bell Gardens, CA 90201	Heleco Distribution Center 1780 SE Ochoco Street Milwaukie, OR 97222

Radex 3900 Union Pacific Los Angeles, CA 90023	US Cold Storage 3100 52nd Avenue Sacramento, CA 95823

Radex 1430 S. Eastman Los Angeles, CA 90023	Americold 700 S. Raymond Avenue Fullerton, CA 92631

Commerce Warehouse 5350 Sheila Street Commerce, CA 90040	National Cold Storage 210 Center Street Los Angeles, CA 90012

Aztlan Cold Storage 3185 E. Washington Blvd. Los Angeles, CA 90023	Perrino Product Warehouse 1625 Perrino Place Los Angeles, CA 90023

Portland Frozen / Ice Cream Warehouses 13151 Pheasant Court Milwaukie, OR 97222

SCHEDULE B

OTHER NAMES

A.	PRIOR LEGAL NAMES

Certified Grocers of California, Ltd (through 9/27/99)

United Grocers, Inc. (through 9/27/99)

B.	TRADE NAMES

Gourmet Specialties

SCHEDULE C

ASSUMPTION AND SUPPLEMENTAL SECURITY AGREEMENT

THIS AGREEMENT dated as of this      day of                     , 20     from [new Debtor], a                      corporation/limited liability company/partnership (the “New Debtor”), to Bank of Montreal, Chicago Branch (“BMO”), as administrative agent for the Secured Creditors (defined in the Security Agreement hereinafter identified and defined) (BMO acting as such agent and any successor or successors to Harris in such capacity being hereinafter referred to as the “Agent”).

PRELIMINARY STATEMENTS

A. Unified Western Grocers, Inc. (the “Borrower”) and certain other parties have executed and delivered to the Agent that certain Amended and Restated Security Agreement dated as of                     , 2006 (such Amended and Restated Security Agreement, as the same may from time to time be amended, modified or restated, including supplements thereto which add additional parties as Debtors thereunder, being hereinafter referred to as the “Security Agreement”), pursuant to which such parties (the “Existing Debtors”) have granted to the Agent for the benefit of the Secured Creditors a lien on and security interest in the Existing Debtors’ Collateral (as such term is defined in the Security Agreement) to secure the Secured Obligations (as such term is defined in the Security Agreement).

B. The Borrower provides the New Debtor with substantial financial, managerial, administrative, and technical support and the New Debtor will benefit, directly and indirectly, from credit and other financial accommodations extended by the Secured Creditors to the Borrower.

NOW, THEREFORE, FOR VALUE RECEIVED, and in consideration of advances made or to be made, or credit accommodations given or to be given, to the Borrower by the Secured Creditors from time to time, the New Debtor hereby agrees as follows:

1. The New Debtor acknowledges and agrees that it shall become a “Debtor” party to the Security Agreement effective upon the date the New Debtor’s execution of this Agreement and the delivery of this Agreement to the Agent, and that upon such execution and delivery, all references in the Security Agreement to the term “Debtor” or “Debtors” shall be deemed to include the New Debtor. Without limiting the generality of the foregoing, the New Debtor hereby repeats and reaffirms all grants (including the grant of a lien and security interest), covenants, agreements, representations, and warranties contained in the Security Agreement as amended hereby, each and all of which are and shall remain applicable to the Collateral from time to time owned by the New Debtor or in which the New Debtor from time to time has any rights. Without limiting the foregoing, in order to secure payment of the Secured Obligations, whether now existing or hereafter arising, the New Debtor does hereby grant to the Agent for the benefit of the Secured Creditors, and hereby agrees that the Agent has and shall continue to have for the benefit of the Secured Creditors a continuing lien on and security interest in, among other things, all of the New Debtor’s Collateral (as such term is defined in the Security Agreement), including, without limitation, all of the New Debtor’s Receivables, Inventory and Documents relating thereto and all of the other Collateral described in Section 2 of the Security Agreement, each and all of such granting clauses being incorporated herein by reference with the same force and effect as if set forth herein in their entirety except that all references in such clauses to the Existing Debtors or any of them shall be deemed to include references to the New Debtor. Nothing contained herein shall in any manner impair the priority of the liens and security interests heretofore granted in favor of the Agent under the Security Agreement.

2. Schedules A (Locations) and Schedule B (Other Names) to the Security Agreement shall be supplemented by the information stated below with respect to the New Debtor:

SUPPLEMENT TO SCHEDULE A

NAME OF DEBTOR (AND STATE OF ORGANIZATION AND ORGANIZATIONAL REGISTRATION NUMBER)	CHIEF EXECUTIVE OFFICE (AND NAME OF RECORD OWNER OF SUCH LOCATION)	ADDITIONAL PLACES OF BUSINESS AND COLLATERAL LOCATIONS (AND NAME OF RECORD OWNER OF SUCH LOCATIONS)

SUPPLEMENT TO SCHEDULE B

NAME OF DEBTOR	PRIOR LEGAL NAMES AND TRADE NAMES OF SUCH DEBTOR

3. The New Debtor hereby acknowledges and agrees that the Secured Obligations are secured by all of the Collateral according to, and otherwise on and subject to, the terms and conditions of the Security Agreement to the same extent and with the same force and effect as if the New Debtor had originally been one of the Existing Debtors under the Security Agreement and had originally executed the same as such an Existing Debtor.

4. All capitalized terms used in this Agreement without definition shall have the same meaning herein as such terms have in the Security Agreement, except that any reference to the term “Debtor” or “Debtors” and any provision of the Security Agreement providing meaning to such term shall be deemed a reference to the Existing Debtors and the New Debtor. Except as specifically modified hereby, all of the terms and conditions of the Security Agreement shall stand and remain unchanged and in full force and effect.

5. The New Debtor agrees to execute and deliver such further instruments and documents and do such further acts and things as the Agent may deem necessary or proper to carry out more effectively the purposes of this Agreement.

6. No reference to this Agreement need be made in the Security Agreement or in any other document or instrument making reference to the Security Agreement, any reference to the Security Agreement in any of such to be deemed a reference to the Security Agreement as modified hereby.

7. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Illinois.

[INSERT NAME OF NEW DEBTOR]

By
Name
Title

Accepted and agreed to as of the date first above written.

BANK OF MONTREAL, CHICAGO BRANCH, as Agent

By
Name
Title